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                                                                   EXHIBIT 23.3

             CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form SB-2 of Oasis Car Wash, Inc. (the "Company") of our report dated July 20, 1995, on the balance sheet of Mitchell-Blakewell, Inc. dba Oasis Car Wash (Predecessor Business) as of June 30, 1995, and the related statements of income, retained earnings and cash flows for the year ended June 30, 1995. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.


                                        MILBERN RAY and COMPANY

                                        Certified Public Accountants

Euless, Texas
February 11, 1998